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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Strayer Education, Inc.
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                (Name of Registrant as Specified in Its Charter)

                            Strayer Education, Inc.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (4) Date filed:
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                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

To our Stockholders:

     We are writing to provide you with additional information to supplement the Proxy Statement that was mailed to you on February 14, 2001 in connection with our special meeting of stockholders to be held on March 16, 2001.

     Since the date of the Proxy Statement, New Mountain Partners, L.P. and DB Capital Investors, L.P., as the purchasers of the series A preferred stock, have identified the three additional members of the board of directors to be designated by them. Together with the three directors identified in the Proxy Statement, these directors will constitute the six directors who are to be designated by the holders of the series A preferred stock. Our board of directors will appoint these persons to fill vacancies and newly created directorships at the escrow closing as if the series A preferred stock were issued at that time, as described in the Proxy Statement. The holders of the series A preferred stock may in their discretion remove a director designated by them and fill any vacant seats among the six directors to be designated by them.

     The additional directors designated by the purchasers of the series A preferred stock, who, in addition to those directors previously identified, will join the board of directors of Strayer on the escrow closing, as more fully described in the Proxy Statement, are as follows:

     Gary Gensler, 43, served in the Department of Treasury from September 1997 to January 2001, first as Assistant Secretary for Financial Markets and then as Under Secretary for Domestic Finance. From November 1988 to September 1997, Mr. Gensler was a partner of The Goldman Sachs Group, L.P, an international investment banking firm. From 1995 to September 1997, Mr. Gensler served as Co-head of Finance, responsible for Controllers and Treasury, for Goldman Sachs worldwide.

     J. David Wargo, 47, has been President of Wargo & Company, Inc., an investment management company specializing in the communications industry since January 1993. Since December 1999, Mr. Wargo has also been a Principal of New Mountain Capital, LLC. From 1989 to 1992, Mr. Wargo was a Managing Director and Senior Analyst with The Putnam Companies, a Boston-based investment management company. Mr. Wargo is also a director of Liberty Digital, Inc., Gemstar-TV Guide, Inc., and On Command Corporation.

     Thomas W. Morgan, 31, has been a Director of New Mountain Capital, LLC since July 2000. From 1994 to June 2000, Mr. Morgan was a Senior Associate with Bain Capital, Inc., an investment management company. Mr. Morgan is also a director of Broder Bros., Co.

     There is no need for you to take any action with regard to this additional information and this does not affect the proxy card previously sent to you with the Proxy Statement.

     We look forward to your attendance either in person or by proxy at our March 16, 2001 special meeting of the stockholders.

                                          Sincerely,

                                          /S/ RON K. BAILEY

                                          RON K. BAILEY
                                          President and Chief Executive Officer

March 6, 2001